UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2020

Altabancorp

(Exact name of Registrant as Specified in Its Charter)

Utah	001-37416	87-0622021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street, American Fork, UT		84003
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 642-3998

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2020, Altabancorp (the “Company”) and its operating bank subsidiary Altabank entered into the following agreements (collectively, the “Agreements”): (i) an amended and restated employment agreement with Len E. Williams, Chief Executive Officer and President of the Company (the “Williams Agreement”); and (ii) an amended and restated employment agreement with Mark K. Olson, Chief Financial Officer and Executive Vice President of the Company (the “Olson Agreement”).

The Williams Agreement is effective as of November 19, 2020 (the “Effective Date”) and expires on the third anniversary of the Effective Date, provided that on each anniversary of the Effective Date the term is automatically extended for an additional twelve-month period, unless terminated by a 90-day notice given by either party prior to the anniversary of the Effective Date.  For 2020, the Company shall pay a minimum salary to Mr. Williams of $486,000, which amount is subject to adjustment as the Company’s Board may determine from time to time.  The employment agreement provides for participation in a bonus based primarily on performance criteria in an incentive plan approved annually by the Company’s Compensation Committee, ranging from a minimum 25% of base salary, a target of 50%, and a maximum of 75% of base salary.  Mr. Williams is entitled to long-term incentives in the form of equity grants, as approved by the Company’s Compensation Committee and Board.  In addition, Mr. Williams is eligible to participate in all employee benefit plans, including health insurance benefits and 401(k) and ESOP plans.  The Company’s Board may terminate the employment agreement at any time for cause or disability.  In the event Mr. Williams terminates his employment for good reason or the Company terminates Mr. Williams’ employment without cause, Mr. Williams is entitled to severance payments of his then base salary and a minimum 20% annual bonus for 18 months following such termination.  The employment agreement also contains a change in control provision under which, and subject to certain time periods and conditions precedent, Mr. Williams would be entitled to receive a lump sum severance payment in the amount equal to 36 months of his then base salary and minimum 20% annual incentive, and all unvested equity awards would immediately vest, if his employment is terminated (other than for cause or due to death or disability) within 24 months after a change in control.  A change in control under the employment agreement occurs when: (A) any person or group owns 30% or more of the outstanding voting securities of the Company or, in the case of the group consisting of the Reporting Persons on Schedule 13D filed on June 12, 2020 (as amended on July 22, 2020), individually or in the aggregate, ownership of outstanding voting securities of the Company reaches 35%; (B) the Incumbent Board (as such term is defined in the agreement) ceases for any reason to constitute at least a majority of the Board; (C) consummation of a reorganization, merger or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries under certain terms and conditions; or (D) the consummation of a liquidation or dissolution of the Company or the operating bank subsidiary.

The Olson Agreement is effective as of November 19, 2020 and expires on the third anniversary of the Effective Date, provided that on each anniversary of the Effective Date the term is automatically extended for an additional twelve-month period, unless terminated by a 90-day notice given by either party prior to the anniversary of the Effective Date.  For 2020, the Company shall pay a minimum salary to Mr. Olson of $300,000, which amount is subject to adjustment as the Company’s Board may determine from time to time.  The employment agreement provides for participation in a bonus based primarily on performance criteria in an incentive plan approved annually by the Company’s Compensation Committee, ranging from a minimum 20% of base salary, a target of 40%, and a maximum of 60% of base salary.  Mr. Olson is entitled to long-term incentives in the form of equity grants, as approved by the Company’s Compensation Committee and Board.  In addition, Mr. Olson is eligible to participate in all employee benefit plans, including health insurance benefits and 401(k) and ESOP plans.  The Company’s Board may terminate the employment agreement at any time for cause or disability.  In the event Mr. Olson terminates his employment for good reason or the Company terminates Mr. Olson’s employment without cause, Mr. Olson is entitled to severance payments of his then base salary and a minimum 20% annual bonus for 18 months following such termination.  The employment agreement also contains a change in control provision under which, and subject to certain time periods and conditions precedent, Mr. Olson would be entitled to receive a lump sum severance payment in the amount equal to 30 months of his then base salary and minimum 20% annual incentive, and all unvested equity awards would immediately vest, if his employment is terminated (other than for cause or due to death or disability) within 24 months after a change in control.  A change in control under the employment agreement occurs when: (A) any person or group owns 30% or more of the outstanding voting securities of the Company or, in the case of the group consisting of the Reporting Persons on Schedule 13D filed on June 12, 2020 (as amended on July 22, 2020), individually or in the aggregate, ownership of outstanding voting securities of the Company reaches 35%; (B) the Incumbent Board (as such term is defined in the agreement) ceases for any reason to constitute at least a majority of the Board; (C) consummation of a reorganization, merger or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries under certain terms and conditions; or (D) the consummation of a liquidation or dissolution of the Company or the operating bank subsidiary.

The foregoing is intended only as a summary of the key terms and provisions of the Agreements and is qualified in its entirety by reference to the Agreements themselves, copies of which are filed herewith as exhibit 10.1 and 10.2, respectively, and incorporated by reference.

Item 8.01Other Events.

Promotion of Executive Officers

On November 19, 2020, the Board of Directors of the Company voted unanimously to promote (i) Judd J. Austin to an Executive Vice President and (ii) Ryan H. Jones to an Executive Vice President.  Mr. Austin is the Company’s Chief Banking Officer and previously held the title Senior Vice President.  Mr. Jones is the Company’s Chief Lending Officer and previously held the title Senior Vice President.  The change in title to an Executive Vice President is effective immediately and is in recognition of Messrs. Austin’s and Jones’ leadership and skills in managing the retail operations and commercial lending, respectively, of the Company’s operating bank subsidiary Altabank during the last year and in to the future.

Mr. Austin, 39, was promoted to Chief Banking Officer for Altabank, effective January 1, 2020.  Mr. Austin previously held the position of Market Area President for Cache County since April 2017.  Prior to that, Mr. Austin was the Senior Credit Officer for the Lewiston State Bank region.  At the time Lewiston State Bank was acquired by the Company in approximately October 2014, Mr. Austin was a Senior Commercial Lender.  Mr. Austin received a Bachelor of Science dual degree in business and agribusiness, with a minor in marketing, from Utah State University in 2005.  He is also a graduate of Pacific Coast Banking School.

Mr. Jones, 42, has served as Altabank’s Chief Lending Officer since October 2018 and previously served as Northern Region Manager from April 2014. Mr. Jones has 18 years of banking experience, with 13 of those years with the Company. Mr. Jones spent five years with Washington Mutual before joining the Company. Mr. Jones graduated from the University of Utah with a degree in economics in 2002. In 2007, he received a Master of Business Administration from Arizona State University. Mr. Jones is also a graduate of the Pacific Coast Banking School.

Share Repurchase Plan

On November 19, 2020, the Board of Directors of Altabancorp (the “Company”) authorized the repurchase of up to 940,000 common shares (“Repurchase Plan”), which represents approximately 5% of the outstanding shares of the Company as of November 15, 2020, in accordance with the Company’s overall capital goals.  Repurchases by the Company under the Repurchase Plan may be made from time to time through open market purchases, trading plans established in accordance with U.S. Securities and Exchange Commission rules, privately negotiated transactions, or by other means.  The actual means and timing of any repurchases, quantity of purchased shares and prices will be subject to certain limitations, including, without limitation, market prices of the Company’s common shares, general market and economic conditions, the Company’s financial performance, and applicable legal and regulatory requirements, and at the discretion of the Chief Executive Officer and Chief Financial Officer.

Repurchases under the Repurchase Plan may be initiated, discontinued, suspended, or restarted at any time in the Company’s discretion.  The Company is not obligated to repurchase any shares under the Repurchase Plan.  No shares shall be repurchased pursuant to the authority granted in the Repurchase Plan after November 30, 2021.  Repurchased shares are to be returned to the status of authorized but unissued common shares of the Company.  The repurchase plan that the Company’s Board of Directors previously authorized in 2019 was in effect for one year and lapsed on September 30, 2020.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement entered into as of November 19, 2020, by and between Altabancorp; Altabank; and Len E. Williams.
10.2	Employment Agreement entered into as of November 19, 2020, by and between Altabancorp; Altabank; and Mark K. Olson.
99.1	Press Release Announcing Share Repurchase Program
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Statements in this Form 8-K that are based on information other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements in this Form 8-K include, without limitation, statements regarding the Company’s expectations regarding the Company’s share repurchases.

Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: (i) the duration and impact of the COVID-19 pandemic; (ii) market and economic conditions; (iii) capital sufficiency; (iv) operational, liquidity, interest rate and credit risks; (v) deterioration of asset quality; (vi) adequacy of reserves; (vii) investments in new branches and new business opportunities; and (viii) changes in the regulatory or legal environment; as well as other factors discussed in the section titled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive. The Company does not intend, or undertake any obligation to publicly update these forward-looking statements except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altabancorp

Date: November 20, 2020	By:	/s/ Mark K. Olson
Mark K. Olson
Executive Vice President and Chief Financial Officer

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